CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus, constituting part of the Registration Statement (file No. 333-43134) on form S-1 of our report dated July 7, 2000, relating to the financial statements of LoanNet Mortgage, Inc. which appear in such Prospectus. We also consent to the reference to us under the heading experts, in such Prospectus.


                                     /S/ MCKENNON, WILSON & MORGAN, LLP
                                     ----------------------------------
                                     MCKENNON, WILSON & MORGAN, LLP


Irvine, California
March 13, 2000